EXHIBIT 99.2

More information: Torrey Martin SVP, Communications and Corporate Development 203.956.8746 tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. ANNOUNCES COMPLETION OF EXCHANGE

OFFERS, CONSENT SOLICITATIONS AND RIGHTS OFFERING

•	Company Has Completed Private Exchange Offers, Consent Solicitations and Rights Offering for $110 Million in Cash

•	Approximately $585 Million of Indebtedness Converted into Equity in the Private Exchange Offers

•	Annual Cash Interest Obligations Reduced by Approximately $50 Million

STAMFORD, Conn., November 10, 2015 – Affinion Group Holdings, Inc. (“Affinion Holdings” and, together with its subsidiaries, the “Company”) announced today that on November 9, 2015 it completed (1) the previously announced private exchange offers and consent solicitations (the “Exchange Offers”) relating to (a) Affinion Holdings’ outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes”) and (b) Affinion Investments, LLC’s (“Affinion Investments”) outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes” and, together with the Existing Holdings Notes, the “Existing Notes”) and (2) the previously announced private rights offering (the “Rights Offering) for (a) $110.0 million aggregate principal amount of Affinion International Holdings Limited’s (“Affinion International”) 7.5% Cash/PIK Senior Notes due 2018 (the “New International Notes”) and (b) 2,483,333 shares of Affinion Holdings’ new Common Stock, par value $0.01 per share (the “New Common Stock”). The Exchange Offers expired at 11:59 p.m., New York City time, on November 3, 2015 (the “Expiration Time”), and the deadline to participate in the Rights Offering was 11:59 p.m., New York City time, on November 4, 2015 (the “Subscription Deadline”).

In the Exchange Offers, Affinion Holdings and Affinion Investments accepted for exchange all Existing Notes validly tendered and not properly withdrawn at or prior to the Expiration Time. As of the Expiration Time, (1) $247,405,368 aggregate principal amount of the Existing Holdings Notes (or approximately 95%) and (2) $337,346,520 aggregate principal amount of the Existing Investments Notes (or approximately 93.7%) were validly tendered in the Exchange Offers. Upon closing of the Exchange Offers, there remained outstanding approximately $13.1 million aggregate principal amount of Existing Holdings Notes and $22.6 million aggregate principal amount of Existing Investments Notes. As a result of the completion of the Exchange Offers, Affinion Holdings issued a total of 7,005,621 shares of New Common Stock in exchange for the validly tendered Existing Notes.

In the Rights Offering, Affinion Holdings and Affinion International accepted all valid subscriptions received at or prior to the Subscription Deadline. As of the Subscription Deadline, valid subscriptions were received for $94,099,000 aggregate principal amount of New International Notes and 2,124,333 shares of New Common Stock (of which 1,754,058 shares of New Common Stock were issued and the balance was issued as non-participating penny-warrants (the “Limited Warrants”) to purchase up to approximately 370,275 shares of New Common Stock). The remaining $15,901,000 aggregate principal amount of New International Notes and 358,975 shares of New Common Stock available to be issued in the Rights Offering were purchased by one of the Significant Holders (as defined below) (the “Backstop Provider”) pursuant to the backstop agreement (the “Backstop Agreement”), dated as of

September 29, 2015, previously entered into by Affinion Holdings, Affinion International and the Backstop Provider. As a result of the completion of the Exchange Offers and the Rights Offering, (1) Affinion Holdings issued (a) 9,118,654 shares of New Common Stock and (b) Limited Warrants to purchase up to approximately 370,275 shares of New Common Stock in the aggregate and (2) Affinion International issued $110.0 million aggregate principal amount of New International Notes, for an aggregate cash purchase price of $110.0 million.

Certain holders of Existing Notes (the “Significant Holders”), including, among others, funds managed by Allianz Global Investors U.S. LLC, certain funds and accounts managed by Ares Management LLC or its affiliates, funds and accounts managed by Empyrean Capital Partners, LP, funds managed by PennantPark Investment Advisers, LLC, and funds managed by Third Avenue Management LLC, had previously entered into a support agreement dated as of September 29, 2015 (the “Support Agreement”) with Affinion Holdings, Affinion Group, Inc. (“Affinion Group”), Affinion International, Affinion Investments and Affinion Investments II, LLC (“Affinion Investments II”). Pursuant to the Support Agreement, the Significant Holders had agreed to tender in the Exchange Offers their Existing Notes subject to certain terms and conditions, all of which have been satisfied.

Consistent with the previous announcement on November 2, 2015, the minimum conditions with respect to the Exchange Offers have been satisfied. In addition, based on the completion of the Exchange Offers, (1) the supplemental indenture evidencing certain amendments to the indenture governing the Existing Holdings Notes (the “Holdings Amendments”) previously executed by Affinion Holdings and the trustee and collateral agent is now operative, (2) the supplemental indenture evidencing certain amendments to the indenture governing the Existing Investments Notes (the “Investments Amendments”) previously executed by Affinion Investments, Affinion Investments II and the trustee is now operative, and (3) the supplement evidencing certain amendments to the note agreement governing Affinion Group’s 13.50% Senior Subordinated Notes due 2018 (the “AGI Subordinated Notes”) (such amendments, the “AGI Amendments” and, together with the Holdings Amendments and the Investments Amendments, the “Amendments”) previously executed by Affinion Group, the subsidiary guarantors party thereto and Affinion Investments is now operative. The Amendments, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the indentures governing the Existing Notes and the note agreement governing the AGI Subordinated Notes.

In connection with consummation of the Exchange Offers, (1) Affinion Holdings contributed to Affinion Group sufficient shares of New Common Stock to pay the consideration for the Existing Investments Notes in the Exchange Offers; (2) Affinion Group, in turn, used such equity contribution to repurchase for cancellation its AGI Subordinated Notes from Affinion Investments in the same principal amount as the principal amount of Existing Investments Notes accepted for exchange in the Exchange Offers; and (3) Affinion Investments used such equity proceeds to repurchase for cancellation the tendered Existing Investments Notes.

Based on the completion of the Exchange Offers and the Rights Offering, Affinion Holdings effected the previously announced reclassification (the “Reclassification”) as follows. Affinion Holdings’ existing Class A Common Stock was converted into (i) 490,083 shares of Affinion Holdings’ new Class C Common Stock (the “Class C Common Stock”), that, upon conversion, will represent 5% of the outstanding shares of New Common Stock on a fully diluted basis and (ii) 515,877 shares of Affinion Holdings’ new Class D Common Stock (the “Class D Common Stock” and, together with the Class C Common Stock, the “Class C/D Common Stock”), that, upon conversion, will represent 5% of the outstanding shares of New Common Stock on a fully diluted basis. In order to exercise their conversion rights, holders of Class C/D Common Stock must submit an exercise notice to Affinion Holdings, together with the conversion price equal initially to $67.14 per share with respect to the Class C Common Stock and $88.07 per share with respect to the Class D Common Stock. Initially, each share of Class C/D Common Stock is convertible into one share of New Common Stock. In addition, Affinion Holdings’ Series A Warrants and Affinion Holdings’ Class B Common Stock have been eliminated.

Upon closing of the Exchange Offers and Rights Offering, and after giving effect to 66,667 shares of New Common Stock that were issued in connection with the payment of professional fees (and assuming conversion of the Limited Warrants), Affinion Holdings would have had 9,555,596 shares of New Common Stock outstanding.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers and the Rights Offering were made and the New Common Stock, Limited Warrants and New International Notes were offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”). The New Common Stock, Limited Warrants and New International Notes have not been registered under the Securities Act or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the confidential offering memorandum and consent solicitation statement, dated September 29, 2015 (the “Offering Memorandum”), the related letter of transmittal and consent (the “Letter of Transmittal”) and the related subscription form (the “Subscription Form”). The Exchange Offers and the Rights Offering are subject to the terms and conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form.

This press release is directed only at persons who (i) are outside the United Kingdom or (ii) have professional experience in matters relating to investments falling within article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) are persons falling within article 49(2)(a)-(d) (“High net worth companies, unincorporated associations etc.”) of the Order or (iv) to whom this press release may otherwise be directed without contravention of section 21 of the Financial Services and Markets Act 2000 (all such persons together being referred to as “relevant persons”). This press release must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to relevant persons and will be engaged in only with relevant persons.

In member states of the European Economic Area, this press release is directed only at persons who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC (the “Prospectus Directive”) (“Qualified Investors”). This press release is an advertisement for the purposes of applicable measures implementing the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,700 employees and has marketing capabilities in 19 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, discussions regarding industry outlook, Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2015 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the SEC, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Affinion Holdings’ and Affinion Group’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group, Affinion International, Affinion Investments or Affinion Investments II undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.